UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2012

The Phoenix Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16517	06-1599088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One American Row, Hartford, CT	06102-5056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 403-5000

 (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 10, 2012, The Phoenix Companies, Inc. (the “Company”) filed with the State of Delaware an amendment to the Amended and Restated Certificate of Incorporation of the Company (“Certificate of Incorporation”), effective as of 11:59 p.m., Eastern time on August 10, 2012.  The amendment to Section 1 of the Certificate of Incorporation reduces the number of authorized shares of the Company’s common stock from 1,000,000,000 to 50,000,000 in connection with the previously announced 1-for-20 reverse stock split.  The Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01  Other Events.

On August 13, 2012, The Phoenix Companies, Inc. (the “Company”) issued a news release announcing that its 1-for-20 reverse stock split of the Company’s common stock became effective following market close on Friday, August 10, 2012.  Following the reverse stock split, the Company is offering an odd lot program for post-reverse stock split shareholders who hold fewer than 100 shares.  Requests under the program must be received by September 21, 2012, unless the Company extends the program.  The news release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

      (d)      Exhibits

The following exhibits are furnished herewith:

3.1      Certificate of Amendment to the Amended and Restated Certificate of Incorporation of The Phoenix Companies, Inc.

99.1    News Release of The Phoenix Companies, Inc. dated August 13, 2012.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PHOENIX COMPANIES, INC.
Date: August 13, 2012	By:	/s/ John T. Mulrain
		Name:	John T. Mulrain
		Title:	Executive Vice President, General Counsel and Secretary